UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 23, 2021
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 952-937-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2021, C.H. Robinson Worldwide, Inc. (the “Company”), as initial master servicer and performance guarantor, C.H. Robinson Receivables, LLC, a wholly-owned subsidiary of the Company and bankruptcy-remote entity (“CHRR”), as seller, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, National Association (“Wells Fargo”), as committed purchasers (conduit purchasers and committed purchasers collectively, the “Purchasers”), BofA and Wells Fargo, as purchaser agents, and BofA, as administrative agent (in such capacity, the “Agent”), entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”). The Receivables Purchase Agreement and related transaction documents provide a receivables securitization facility (the “Facility”).

The documentation for the Facility includes (i) the Receivables Purchase Agreement, (ii) a Receivables Sale Agreement (the “RSA”) by and among C.H. Robinson Company Inc., a wholly-owned subsidiary of the Company (the “Originator”), CHRR, and the Company, as initial master servicer; and (iii) a Performance Guaranty by the Company for the benefit of the Agent, the Purchasers, and other affected parties (the “Performance Guaranty”).

CHRR was formed for the purpose of acquiring rights to payment arising from the sale of goods or services by the Originator (the “Receivables”). Under the Facility, on an ongoing basis the Originator will sell Receivables to CHRR on a non-recourse basis or transfer Receivables to CHRR as capital contributions. CHRR in turn may obtain funding of up to $300 million (which amount may be increased to up to $500 million pursuant to the terms of the Receivables Purchase Agreement) from time to time from the conduit purchaser or the committed purchasers by requesting purchases of interests in Receivables owned by CHRR, related assets and collections. The purchase price for Receivables sold by the Originator to CHRR will be paid in cash to the extent available to pay the price of Receivables each day, with the balance being evidenced by one or more subordinated notes from CHRR. The subordinated note obligations will be satisfied from collections of the Receivables available after payment of other amounts owed by CHRR under the Receivables Purchase Agreement. For as long as the Company is the master servicer, the Company will service, administer, and collect the Receivables on behalf of CHRR and the Purchasers. The Performance Guaranty is a customary undertaking by the Company guaranteeing the performance of the obligations of the Originator and any master servicer under the Receivables Purchase Agreement and the RSA, as applicable.

The Receivables Purchase Agreement requires CHRR to pay yield based on the rate for commercial paper issued by a conduit purchaser, in the case of purchases by a conduit purchaser, and based on the one-month Bloomberg Short-Term Yield Index rate (the “BSBY Rate”), in the case of other purchases. A different default rate may be used to calculate yield in the case of certain defaults. Different rates may be used to calculate yield with respect to specific tranches if an appropriate BSBY Rate is not available or if the Agent does not receive required notice that the tranche is not to be funded through the issuance of commercial paper notes. In addition, CHRR will pay the Purchasers upfront fees and commitment fees, and will pay an administrative agent fee.

The Receivables Purchase Agreement contains various customary affirmative and negative covenants, and it also contains customary default and termination provisions which provide for acceleration of amounts owed under the Receivables Purchase Agreement upon the occurrence of certain specified events with respect to the Company, the Originator, or CHRR, including, but not limited to, the failure to pay yield, fees, and other amounts due, defaults on certain other indebtedness, failure to discharge certain judgments, insolvency events, change in control, and exceeding certain financial ratios designed to capture events negatively affecting the overall credit quality of the Receivables.

The Facility will terminate on November 17, 2023 unless extended by the parties.

BofA and Wells Fargo, among others, are lenders under the Company’s existing senior unsecured revolving credit facility. In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, BoA and Wells Fargo, or the affiliates of such parties to provide commercial banking, investment banking, and other services for which the Company or its affiliates pay customary fees and commissions.

The foregoing description of the Facility is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, RSA and Performance Guaranty, which are filed, respectfully, as Exhibits 10.1, 10.2 and 10.3 hereto.

Amendments to Credit Agreement and Note Purchase Agreement

On November 19, 2021, the Company entered into (i) an amendment (the “Credit Agreement Amendment”) to its existing credit agreement with a group of lenders led by U.S. Bank National Association (as amended by the Credit Agreement Amendment, the “Credit Agreement”) and (ii) an amendment (the “NPA Amendment”) to its existing note purchase agreement with certain purchasers (as amended by the NPA Amendment, the “Note Purchase Agreement”). Among other things, the Credit Agreement Amendment and the NPA Amendment increase the amount of qualified securitization financing permitted to be incurred under the Credit Agreement and the Note Purchase Agreement to facilitate the transactions described above. The Credit Agreement Amendment also contains provisions providing for benchmark replacements to LIBOR.

The foregoing descriptions of the Credit Agreement Amendment and the NPA Amendment are qualified in their entirety by reference to the full text of the Amendments, which are filed as Exhibits 10.4 and 10.5 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1
Receivables Purchase Agreement, dated November 19, 2021, by and among C.H. Robinson Worldwide, Inc., C.H. Robinson Receivables, LLC, the various conduit purchasers, committed purchasers and purchaser agents from time to time party thereto, and Bank of America, N.A, as administrative agent.

10.2
Receivables Sale Agreement, dated November 19, 2021, by and among C.H. Robinson, Company Inc. and the other originators from time to time party thereto, C.H. Robinson Receivables, LLC, and C.H. Robinson Worldwide, Inc.

10.3	Performance Guaranty, dated November 19, 2021, made by C.H. Robinson Worldwide, Inc. for the benefit of Bank of America, N.A, as administrative agent.

10.4
Third Omnibus Amendment to Credit Agreement dated as of November 19, 2021 by and among C.H. Robinson Worldwide, Inc., the lenders party thereto and U.S. Bank National Association, as LC issuer and administrative agent.

10.5	Second Amendment to Note Purchase Agreement dated as of November 19, 2021 by and among C.H. Robinson Worldwide, Inc., the noteholders party thereto and the guarantors party thereto.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

	By:	/s/ Brent Schoenrock
Brent Schoenrock
Treasurer

Date: November 23, 2021